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                                                                   Exhibit 10.35

                               Amendment No. 2 to
        the Restated and Amended Joint Venture and Shareholders Agreement
                                     Between
                      General Electric Capital Corporation
                                       and
                       NACCO Material Handling Group, Inc.
                              Dated April 15, 1998


WHEREAS, General Electric Capital Corporation ("GECC") and NACCO Materials Handling Group, Inc ("NMHG") each have determined that it is in their best interest to make certain amendments to the above-captioned Agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein below, the parties hereto hereby agree that as of 01January, 2004, the Agreement is hereby amended as follows:


         1. Section 1(b) shall be amended by adding thereto the following subjection (ix):

         (ix) All of the financial accommodations set forth in Subsections (vi) through (vii) above, shall hereinafter collectively be referred to as "Financial Accommodations."

         2. Section 14(a) shall be amended by replacing the date "December 31, 2002" in the second line thereof with the date "December 31, 2008."

         3. Section 17(a) shall be deleted in its entirety and the following shall be substituted in its stead:

     (a) NMHG shall supply frontroom personnel (frontroom personnel are those that primarily dedicate their time to working on Wholesale and Retail Financing prior to closing and booking), which personnel may comprise the following positions: managers, field representatives, account representatives, wholesale administrators and administrative assistants. All such personnel (whether supplied by NMHG or GECC) will be fully dedicated to the Corporation. Frontroom staffing, and the costs associated therewith, shall be mutually agreed upon by the parties from time to time based on the needs of the Corporation. Frontroom locations will be at Hyster and Yale brand headquarters and/or such other location(s) designated by Hyster and Yale, respectively. As compensation for the Frontroom staffing, NMHG shall be entitled to a loan origination fee ("Loan Origination Fee") composed of the following: a fixed amount equal to $500,000.00 plus a variable amount equal to .9% of the booked Financial Accommodations per annum.

     4. Section 33 and related Exhibit I is hereby deleted in its entirety.

     5. Section 34 (ii) is hereby deleted in its entirety and the following shall be substituted in its stead:

     (ii) Retail Rates: GECC shall advise NMHG in writing, from time to time, of the minimum target standard rates ("Minimum Target Standard Rates") applicable to Retail Financing. GECC shall give NMHG notice of any change to the Minimum Target Standard Rates at least

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five Business Days prior to any change thereto. Notwithstanding the foregoing,
Minimum Target Standard Rates shall expire on December 31 of each year; provided, however, that in the case of any proposed Retail Financing for which GECC has delivered credit approval to NMHG on behalf of a Customer the Minimum Target Standard Rates applicable to such proposed Retail Financing shall remain in effect for 90 days from the date upon which said Customer received such credit approval. Minimum Target Standard Rate shall be determined from time to time, as follows:



     All Tax Lease Products - 4.25 over 5 Year SWAP Rates ("Tax Lease Products" shall mean all Financial Accommodations recognized by the Internal Revenue Service as being a lease other than a capital lease.

     All Quasi/Loans - 3.50 over 5 Year SWAP Rates ("Quasi/Loans" shall mean all Financial Accommodations other than Tax Leases.

The applicable SWAP Rate shall be determined as follows:
Based on the Federal Reserve H.15 Statistical Release.


         The Amendment shall become fully effective as of January 1, 2004. Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


GENERAL ELECTRIC CAPITAL                           NACCO MATERIALS HANDLING
CORPORATION                                        GROUP, INC.


By:/s/ Edward J. Simoneau                          By:  /s/ Reginald R. Eklund
   ------------------------------                      -------------------------

        Vice President & General
        Manager - Dealer Financial
Title:  Sevices                                    Title:  President & CEO
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